DATED 31 MARCH 2000













                                 (1) SCOOP, INC.



                                     - and -



                             (2) MICHAEL JOHN NEAME









                             SUBSCRIPTION AGREEMENT







                                  White & Case
                                  7-11 Moorgate
                                     London
                                    EC2R 6HH
                               Tel: 020 7726 6361
                               Fax: 020 7726 4314
                                    Ref: GJH

                             SUBSCRIPTION AGREEMENT

          This SUBSCRIPTION AGREEMENT (this "Agreement") is entered into as of this 31st day of March, 2000 by and between SCOOP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and MICHAEL JOHN NEAME, an individual residing at 44 Pyotts Copse, Old Basing, Basingstoke, Hants RG24 8WE, England ("Subscriber").

                                    RECITALS:

          WHEREAS, the Company and the Subscriber are parties to that certain Deed of Subscription, Amendment and Release dated 31 March 2000 (the "Deed") by and among Martin Clarke, 24STORE.com Limited, InfiniCom AB, the Company and the Subscriber;

          WHEREAS, in accordance with the Deed, the Company desires to sell to Subscriber and Subscriber desires to purchase from the Company 4,953,455 shares of common stock, par value $0.001, of the Company (the "Subscribed Stock") pursuant to the terms of this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained here, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged and confessed, the parties to this Agreement (hereinafter collectively "parties" and individually "party") agree as follows:

                                   AGREEMENT:

1.       OFFER AND SUBSCRIPTION.

          (a) Offer. This Agreement constitutes an irrevocable offer by the Company to sell the Subscribed Stock to Subscriber upon the terms set forth in this Agreement.

          (b) Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes and offers to purchase the Subscribed Stock for a consideration consisting of the full release of the 1999 Loan Note Instrument and the 1999 Legal Charge (each as defined in the Deed).

2.       CLOSING.

          (a) Closing Date. The closing for the purchase of the Subscribed Stock in accordance with the terms and conditions of this Agreement (the "Closing") shall take place on such date as the parties shall mutually agree.

          (b) Payment and Delivery. At the Closing, the Company shall issue and deliver or cause to be delivered to Subscriber a certificate representing the Subscribed Stock, registered in the name of Subscriber, against payment therefor by release of the 1999 Loan Note Instrument and the 1999 Legal Charge in accordance with the Deed.

3.       REPRESENTATIONS AND WARRANTIES.

          Subscriber hereby represents, warrants and covenants to the Company, as follows:

          (a) Residence. Subscriber's permanent residence is at the address set forth in the introductory paragraph hereto at both the time of the "offer" and the "sale" of the Subscribed Stock to Subscriber.

          (b) Opportunity to Ask Questions and to Review Documents, Books and Records. During the course of the transaction contemplated by this Agreement, and before purchasing the Subscribed Stock, Subscriber has had the opportunity, to the extent Subscriber has determined to be necessary, to (i) be provided with financial and other written information about the Company, (ii) to ask questions and receive answers concerning the terms and conditions of this Agreement, an investment in the Subscribed Stock, and the business of the Company and its finances, (iii) to review all documents, books and records of the Company, and
(iv) that Subscriber has, to the extent he has availed itself of this opportunity, received satisfactory information and answers.

          (c) Knowledge and Experience. Subscriber represents that, by reason of Subscriber's knowledge and experience in business or financial matters, that Subscriber is capable of evaluating the merits and risks of an investment in the Company.

          (d) Sophistication. Subscriber represents that by reason of Subscriber's business or financial experience, Subscriber can be reasonably assumed to have the capacity to protect Subscriber's own interest in connection with the transaction contemplated by this Agreement.

          (e) Independent Review of Investment Merits. During the course of the transaction contemplated by this Agreement, and before purchasing the Subscribed Stock, Subscriber has had the opportunity to obtain an independent review of the investment merits of a proposed subscription in the Subscribed Stock including, without limitation, the terms and conditions of this Agreement, by investments professionals including, without limitation, investment, tax, accounting and legal advisors, and that Subscriber has, to the extent he has availed himself of this opportunity, received satisfactory information and answers from such advisors.

          (f) Investment Risks. Subscriber has been informed and understands and agrees as follows: (i) an investment in the Subscribed Stock is a speculative investment with a high degree of risk of loss and Subscriber must, therefore, be able to presently afford a complete loss of this investment; (ii) Subscriber must be able to hold the Subscribed Stock indefinitely due to, among other factors, substantial restrictions on the transferability of the Subscribed Stock and there being no public market for resale of the Subscribed Stock; (iii) it may not be possible to liquidate the Subscribed Stock in the case of emergency and/or other need and Subscriber must, therefore, have adequate means of providing for Subscriber's current and future needs and personal contingencies and have no need for liquidity in this investment; and (iv) Subscriber has evaluated Subscriber's financial resources and investment and investment position in view of the foregoing, and is able to bear the economic risk of this investment.

          (g) No Advertising. To the best of Subscriber's knowledge and belief the offer and sale of the Subscribed Stock was not accomplished by the publication of any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; nor was the offer and sale of the Subscribed Stock accomplished through any similar or meeting to which Subscriber was invited by any such publication or advertisement.

          (h) Securities Purchased for Subscriber's Own Account. The Subscribed Stock is being purchased by Subscriber as principal and not by any other person, with Subscriber's own funds and not with the funds of any other person, and for the account of Subscriber and not as a nominee or agent and not for the account of any other person. Subscriber is purchasing the Subscribed Stock for investment for an indefinite period and not with a view to the sale or distribution of any part or all thereof by public or private sale or other disposition. No person other than Subscriber will have any interest, beneficial or otherwise, in the Subscribed Stock, and Subscriber is not obligated to transfer the Subscribed Stock to any other person nor does Subscriber have any agreement or understanding to do so. Subscriber understands that the Company is relying in material part upon Subscriber's representations as set forth herein for purposes of claiming the Applicable Securities Exemptions and that the basis for such exemptions may not be presented if, notwithstanding Subscriber's representations, Subscriber intends merely to acquire the Subscribed Stock for resale on the occurrence or nonoccurrence of some predetermined event. Subscriber has no such intention.

          (i) Material Changes in Representations. Subscriber will notify the Company immediately of any material change(s) in any statement made herein occurring prior to the closing of the purchase by him of the Subscribed Stock.

4.       MISCELLANEOUS.

          (a) Survival of Representations. All representations and warranties made by any party in connection with any transaction contemplated by this Agreement shall, irrespective of any investigation made by or on behalf of any party hereto, survive the execution and delivery of this Agreement, the performance or consummation of any transaction described in this Agreement, and the termination of this Agreement for a period of six months from the date of this Agreement.

          (b) Governing Law. THIS AGREEMENT AND THE RIGHTS AND REMEDIES OF EACH PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, EQUITABLE REMEDIES) SHALL BE SOLELY GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF CALIFORNIA, AS IF THIS AGREEMENT WERE MADE, AND AS IF ITS OBLIGATIONS ARE TO BE PERFORMED, WHOLLY WITHIN THE STATE OF CALIFORNIA.

          (c) Assignment and Delegation; Successors and Assigns.

              (i) Prohibition Against Assignment or Delegation. Except as specifically provided in this Agreement, neither the Company nor Subscriber may sell, license, transfer or assign (by operation of law or otherwise) any such party's rights or Interest in this Agreement or delegate such party's duties or obligations under this Agreement, in whole or in part, without the prior written consent of the other party, which consent may be withheld in such other party's sole discretion. Any purported assignment or transfer in violation of the terms of this clause (i) shall be null and void ab initio and of no force and effect, and shall vest no rights or interest in the purported assignee.

              (ii) Successors and Assigns. Subject to the foregoing, all of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party and such party's respective successors and permitted assigns (including, without limitation, spouses, heirs, executors, administrators, and personal and legal representatives.

          (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional pages.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



/s/ Michael John Neame


SCOOP, INC.


By: /s/ Larsake Sandin
   -------------------
   Title: Director